EXHIBIT 32.1

                  Frozen Food Express Industries, Inc.
                Certification of Chief Executive Officer
                               Pursuant to
            18 U.S.C. Section 1350, as Adopted Pursuant to
             Section 906 of the Sarbanes-Oxley Act of 2002


    I, Stoney M. Stubbs, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report Frozen Food Express Industries, Inc. on Form 10-Q for the three and nine month periods ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Frozen Food Express Industries, Inc. A signed original of this written statement required by Section 906 has been provided to Frozen Food Express Industries, Inc. and will be retained by Frozen Food Express Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



November 14, 2003                            /s/ Stoney M. Stubbs, Jr.
                                            --------------------------
                                            Stoney M. Stubbs, Jr.
                                            Chief Executive Officer